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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59918, 33-59916, 33-59920, 33-91900, 33-92684, 333-19487,
33-99976 and 333-26565) pertaining to the Davstar Industries Ltd. Stock Option Plan, 1992 Employee Stock Option Plan, the Non- Employee Directors Stock Option Plan, the Davstar Industries Ltd. 1994 Stock Incentive Plan, Dacomed 1989 Stock Option Plan, 1996 Directors Non-Qualified Stock Incentive Plan, Employee Stock Purchase Plan, Advanced Surgical 1992 Stock Plan and Employee Reserved Stock Agreement, the X-Cardia 1996 Stock Option Plan and the Microsurge, Inc. Stock Option Plan of Imagyn Medical Technologies, Inc. of our reports dated July 8, 1997, with respect to the consolidated financial statements and schedule of UROHEALTH Systems, Inc. (before giving effect to the business combination with Imagyn Medical, Inc. which occurred on September 29, 1997 and was accounted for as a pooling of interest) included in the Annual Report (Form 10-K) for the year ended March 31, 1998.



                                        /s/ Ernst & Young,  L.L.P.




Orange County, California
July 9, 1998